SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                    FORM 8-K



                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


     DATE OF THE REPORT (Date of Earliest Event Reported): December 10, 2001

                          REPUBLIC FIRST BANCORP, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


       PENNSYLVANIA                    0-17007                  23-2486815
(STATE OR OTHER JURISDICTION     (COMMISSION FILE            (I.R.S. EMPLOYER
     OF INCORPORATION)                  NUMBER)              IDENTIFICATION NO.)

                    1608 WALNUT STREET, PHILADELPHIA PA 19103
                    -----------------------------------------
              (ADDRESS AND ZIP CODE OF PRINCIPAL EXECUTIVE OFFICES)

       REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (215) 735-4422
                                                          --------------


--------------------------------------------------------------------------------
          (FORMER NAME OR FORMER ADDRESS, IF CHANGED FROM LAST REPORT)











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Item 5:   Other Events

         Republic First Bancorp, Inc. [NASDAQ: FRBK] announced that its Chairman of the Board, Harry Madonna, will also become President and CEO of the registrant and First Bank of Delaware, its Delaware subsidiary. He'll assume these responsibilities starting Jan. 1, 2002.

         Madonna has chaired the two-bank holding company since its formation in 1996 and its predecessor, Republic Bancorporation, Inc. since 1988. He succeeds Jere Young, who will retire this December. Madonna will devote his full-time energy as President and CEO of First Bank of Delaware and the Holding Company after leaving the law firm of Blank, Rome, Comisky & McCauley, LLP, where he was partner for twenty-four years.

         The registrant is a two-bank holding company. Its subsidiaries are First Republic Bank and First Bank of Delaware. These subsidiaries specialize in commercial banking. The Banks provide diversified financial products and services through their twelve locations throughout Philadelphia, Ardmore, East Norriton, Abington, and Wilmington. The Banks are full-service, state-chartered banks and members of the Federal Reserve System, with deposits insured by the Federal Deposit Insurance Corporation [FDIC].




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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




                                                  REPUBLIC FIRST BANCORP, INC.
                                                  ----------------------------
                                                         (Registrant)



Dated:  December 20, 2001                         By: /s/  PAUL FRENKIEL
                                                      ------------------------
                                                      Paul Frenkiel
                                                      Chief Financial Officer






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